News Release
CONTACT:

Gregg D. Adzema	Marli Quesinberry
Executive Vice President and	Director, Investor Relations and
Chief Financial Officer	Corporate Communications
(404) 407-1116	(404) 407-1898
greggadzema@cousinsproperties.com	marliquesinberry@cousinsproperties.com
COUSINS PROPERTIES REPORTS RESULTS FOR
THE QUARTER ENDED SEPTEMBER 30, 2016
Highlights

•	Net income for the third quarter was $0.06 per share.

•	Funds From Operations for the third quarter were $0.22 per share; Funds From Operations before merger costs were $0.23 per share.

•	Same property net operating income on a cash basis increased 4.3% during the third quarter.

•	Second generation net rent per square foot on a cash basis increased 9.1% during the third quarter.

•	Leased or renewed 970,707 square feet of office space during the third quarter.

•
Signed a 16-year, build-to-suit lease with NCR Corporation for the second phase of its world headquarters in Atlanta. Phase II of this development is comprised of a 260,000 square foot office building with a total estimated cost of $119 million.

•
Finalized a 15-year, build-to-suit lease with Dimensional Fund Advisors for its regional headquarters in Charlotte, NC. The Company will own 50% of this development, which is comprised of a 282,000 square foot building with a total estimated cost of $94 million.

•	Closed two, 10-year mortgages secured by Fifth Third Center and Colorado Tower that generated $270 million in proceeds at a weighted average interest rate of 3.41%.

•
Subsequent to quarter end, completed a series of transactions with Parkway Properties whereby the operations of the two companies were combined and the Houston portfolios of both companies were spun off into a separate public company.

•
Subsequent to quarter end, sold Two Liberty Place, a 941,000 square foot office building in Philadelphia for gross proceeds of $219 million. Two Liberty Place was acquired in the merger with Parkway Properties and was owned in a joint venture in which the Company had a 19% interest.

•	Subsequent to quarter end, sold One Ninety One Peachtree, a 1.2 million square foot office building in Atlanta for gross proceeds of $268 million.
ATLANTA (November 1, 2016) - Cousins Properties Incorporated (NYSE:CUZ) today reported its results of operations for the quarter ended September 30, 2016.
"Our third quarter operating results were solid, reflecting strong underlying office fundamentals in our Sunbelt markets,” said Larry Gellerstedt, President and Chief Executive Officer of Cousins. “Same property net operating income was positive, rents continued to roll up and leasing velocity accelerated.”
“Subsequent to quarter end, we completed a creative and transformational merger and spin-off which we firmly believe has unlocked value for our shareholders. We have increased our scale, enhanced our portfolio diversity, and established significant market share in our core urban submarkets. We have positioned Cousins to become a premier Sunbelt urban office REIT.”
Financial Results
Net income was $11.7 million, or $0.06 per share, for the third quarter of 2016, compared with $53.6 million, or $0.25 per share, for the third quarter of 2015. Net income was $42.2 million, or $0.20 per share for the nine months ended September 30, 2016, compared with $68.8 million, or $0.32 per share, for the nine months ended September 30, 2015.

Funds From Operations ("FFO") was $46.4 million, or $0.22 per share, for the third quarter of 2016, compared with $52.5 million, or $0.24 per share, for the third quarter of 2015. FFO was $133.2 million, or $0.63 per share for the nine months ended September 30, 2016, compared with $143.6 million, or $0.66 per share, for the nine months ended September 30, 2015.
The Company incurred $1.9 million and $4.4 million of merger-related costs in the three and nine months ended September 30, 2016, respectively, related to the merger with Parkway Properties, Inc. Net income excluding these merger-related costs was $13.6 million, or $0.06 per share, for the third quarter of 2016 and was $46.6 million, or $0.22 per share, for the nine months ended September 30, 2016. FFO excluding these merger-related costs was $48.4 million, or $0.23 per share, for the third quarter of 2016 and was $137.6 million, or $0.65 per share, for the nine months ended September 30, 2016.
Transactions with Parkway Properties, Inc.
On October 6, 2016, the Company and Parkway Properties, Inc. ("Parkway") combined their operations with Parkway's shareholders receiving 1.63 shares of Cousins stock for each share of Parkway stock. On October 7, 2016, the Company completed the spin-off of the combined Houston assets of both companies into Parkway, Inc., a separate, publicly-traded REIT ("New Parkway"), via a special taxable dividend. In the spin-off, each shareholder of Cousins received one share of New Parkway for every eight shares of common or limited voting preferred stock of Cousins held on October 6, 2016.
2016 FFO Guidance
In light of the transactions with Parkway, Cousins has withdrawn its 2016 FFO guidance.
Investor Conference Call and Webcast
The Company will conduct a conference call at 11:00 a.m. (Eastern Time) on Wednesday, November 2, 2016, to discuss the results of the quarter ended September 30, 2016. The number to call for this interactive teleconference is (877) 247-1056.
A replay of the conference call will be available for 7 days by dialing (877) 344-7529 and entering the passcode 10093128. The replay can be accessed on the Company's website, www.cousinsproperties.com, through the “Q3 2016 Cousins Properties Incorporated Earnings Conference Call” link on the Investor Relations page.
A copy of Cousins Properties' third quarter 2016 Supplemental Information can be found in the Investor Relations section of the Company's website at www.cousinsproperties.com. The information in this update is for informational purposes based on current plans and assumptions and is subject to change. The Company undertakes no obligation to update this information.
Cousins Properties Incorporated is a leading fully-integrated real estate investment trust (REIT) with extensive experience in development, acquisition, financing, management, and leasing. Based in Atlanta, the Company actively invests in top-tier urban office assets and opportunistic mixed-use properties in Sunbelt markets.
Certain matters contained in this press release are "non-GAAP financial measures." The condensed consolidated statements of operations, condensed consolidated balance sheets, a schedule entitled Funds From Operations, which reconciles net income to FFO, and a schedule entitled Same Property Information, which reconciles cash basis same property net operating income to rental property revenues and rental property expenses, are attached to this press release. The change in second generation net rent per square foot on a cash basis represents the aggregate net rent (base rent less operating expense reimbursements and leasing costs) paid by prior tenants compared to the aggregate net rent paid by current tenants for spaces that have been re-leased in the office portfolio. Second generation leases exclude leases executed for spaces that were vacant upon acquisition, new leases in a development property, and leases for spaces that have been vacant for one year or more. More detailed information on net income and FFO is included in the “Net Income and Funds From Operations - Supplemental Detail” schedule, which is included along with other supplemental information in the Company’s Current Report on Form 8-K, which the Company is furnishing to the Securities and Exchange Commission (“SEC”), and which can be viewed through the “Supplemental Information” and “SEC Filings” links on the “Investor Information & Filings” link of the Investor Relations page of the Company’s website at www.cousinsproperties.com. This information may also be obtained by calling the Company’s Investor Relations Department at (404) 407-1898.
Certain matters contained in this press release are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized in Item 1A included in the Annual Report on Form 10-K for the year ended December 31, 2015 and in the Quarterly Report on Form 10-Q for the three months ended September 30, 2016. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as, our business and financial strategy; our ability to obtain future financing arrangements; future acquisitions and future dispositions of operating assets; future acquisitions of land; future development and redevelopment opportunities; future dispositions of land and other non-core assets; future repurchases of common stock; projected operating results; market and industry trends; future distributions; projected capital expenditures; interest rates; statements about the benefits of the transactions involving the Company and Parkway, including future financial and operating results, plans, objectives, expectations and intentions; all statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders; benefits of the transactions to tenants, employees, stockholders and other constituents of the combined company; integrating our companies; and cost savings.
Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following: the availability and terms of capital and financing; the ability to refinance or repay indebtedness as it matures; the failure of purchase, sale, or other contracts to ultimately close; the failure to achieve anticipated benefits from acquisitions and investments or from dispositions; the potential dilutive effect of common stock offerings; the failure to achieve benefits from the repurchase of common stock; the availability of buyers and adequate pricing with respect to the disposition of assets; risks and uncertainties related to national and local economic conditions, the real estate industry in general, and the commercial real estate markets in particular; changes to our strategy with regard to land and other non-core holdings that require impairment losses to be recognized; leasing risks, including the ability to obtain new tenants or renew expiring tenants, and the ability to lease newly developed and/or recently acquired space; the adverse change in the financial condition of one or more of our major tenants; volatility in interest rates and insurance rates; the availability of sufficient investment opportunities; competition from other developers or investors; the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk); the loss of key personnel; the potential liability for uninsured losses, condemnation, or environmental issues; the potential liability for a failure to meet regulatory requirements; the financial condition and liquidity of, or disputes with, joint venture partners; any failure to comply with debt covenants under credit agreements; any failure to continue to qualify for taxation as a real estate investment trust and meet regulatory requirements; the ability to successfully integrate our operations and employees in connection with the transactions with Parkway; the ability to realize anticipated benefits and synergies of the transactions with Parkway; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; potential changes to tax legislation; changes in demand for developed properties; risks associated with the acquisition, development, expansion, leasing and management of properties; risks associated with the geographic concentration of the Company; the potential impact of the transactions with Parkway on relationships, including with tenants, employees, customers, and competitors; the unfavorable outcome of any legal proceedings that have been or may be instituted against the Company, Parkway, or New Parkway; significant costs related to uninsured losses, condemnation, or environmental issues; the amount of the costs, fees, expenses and charges related to the transactions with Parkway; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by the Company, Parkway, and New Parkway.
The words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in any forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise, except as required under U.S. federal securities laws.

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Rental property revenues	$92,621	$96,016	$271,832	$282,226
Fee income	1,945	1,686	5,968	5,206
Other	153	444	858	593
	94,719	98,146	278,658	288,025
Costs and expenses:
Rental property operating expenses	37,760	41,331	112,051	120,672
Reimbursed expenses	795	686	2,463	2,514
General and administrative expenses	4,368	2,976	17,301	12,405
Interest expense	7,710	7,673	22,457	23,219
Depreciation and amortization	31,843	32,538	96,192	103,564
Acquisition and merger costs	1,940	19	4,383	104
Other	173	170	681	970
	84,589	85,393	255,528	263,448
Income from continuing operations before taxes, unconsolidated joint ventures, and sale of investment properties	10,130	12,753	23,130	24,577
Income from unconsolidated joint ventures	1,527	3,716	5,144	7,088
Income from continuing operations before gain on sale of investment properties	11,657	16,469	28,274	31,665
Gain on sale of investment properties	—	37,145	13,944	37,674
Income from continuing operations	11,657	53,614	42,218	69,339
Income (loss) from discontinued operations:
Income (loss) from discontinued operations	—	6	—	(14)
Income (loss) on sale from discontinued operations	—	—	—	(551)
	—	6	—	(565)
Net income	$11,657	$53,620	$42,218	$68,774
Per common share information — basic and diluted:
Income from continuing operations	$0.06	$0.25	$0.20	$0.32
Income from discontinued operations	—	—	—	—
Net income	$0.06	$0.25	$0.20	$0.32
Weighted average shares — basic	210,170	216,261	210,400	216,485
Weighted average shares — diluted	210,326	216,374	210,528	216,625
Dividends declared per common share	$0.08	$0.08	$0.24	$0.24

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net Income	$11,657	$53,620	$42,218	$68,774
Depreciation and amortization of real estate assets:
Consolidated properties	31,514	32,123	95,152	102,353
Share of unconsolidated joint ventures	3,268	2,891	9,758	8,406
(Gain) loss on sale of depreciated properties:
Consolidated properties	—	(36,167)	(13,944)	(35,893)
Discontinued properties	—	—	—	—
Funds From Operations	$46,439	$52,467	$133,184	$143,640
Merger costs	1,940	—	4,383	—
Funds From Operations before Parkway merger costs	$48,379	$52,467	$137,567	$143,640
Per Common Share — Basic and Diluted:
Net Income	$0.06	$0.25	$0.20	$0.32
Funds From Operations	$0.22	$0.24	$0.63	$0.66
Funds From Operations before Parkway merger costs	$0.23	$0.24	$0.65	$0.66
Weighted Average Shares — Basic	210,170	216,261	210,400	216,485
Weighted Average Shares — Diluted	210,326	216,374	210,528	216,625

The table above shows Funds From Operations Available to Common Stockholders (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries. The Company calculated FFO in accordance with the National Association of Real Estate Investment Trusts' ("NAREIT") definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, impairment losses on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.
FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO along with other measures, to assess performance in connection with evaluating and granting incentive compensation to its officers and other key employees.

NET INCOME BEFORE PROPOSED PARKWAY MERGER COSTS
(unaudited; in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net Income	$11,657	$53,620	$42,218	$68,774
Merger costs	1,940	—	4,383	—
Net Income before Parkway merger costs	$13,597	$53,620	$46,601	$68,774
Per Common Share — Basic and Diluted:
Net income before Parkway merger costs	$0.06	$0.25	$0.22	$0.32
Weighted Average Shares — Basic	210,170	216,261	210,400	216,485
Weighted Average Shares — Diluted	210,326	216,374	210,528	216,625

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2016	December 31, 2015
	(unaudited)
Assets:
Real estate assets:
Operating properties, net of accumulated depreciation of $328,790 and $352,350 in 2016 and 2015, respectively	$2,014,548	$2,194,781
Projects under development	111,768	27,890
Land	9,669	17,829
	2,135,985	2,240,500
Real estate assets and other assets held for sale, net of accumulated depreciation and amortization of $119,670 and $7,200 in 2016 and 2015, respectively	203,735	7,246
Cash and cash equivalents	97,241	2,003
Restricted cash	6,566	4,304
Notes and accounts receivable, net of allowance for doubtful accounts of $1,128 and $1,353 in 2016 and 2015, respectively	12,215	10,828
Deferred rents receivable	60,094	67,258
Investment in unconsolidated joint ventures	116,933	102,577
Intangible assets, net of accumulated amortization of $110,679 and $103,458 in 2016 and 2015, respectively	105,015	124,615
Other assets	22,950	35,989
Total assets	$2,760,734	$2,595,320
Liabilities:
Notes payable	$789,378	$718,810
Liabilities of real estate assets held for sale	106,135	1,347
Accounts payable and accrued expenses	84,641	71,739
Deferred income	34,604	29,788
Intangible liabilities, net of accumulated amortization of $32,922 and $26,890 in 2016 and 2015, respectively	52,127	59,592
Other liabilities	28,412	30,629
Total liabilities	1,095,297	911,905
Commitments and contingencies
Equity:
Stockholders' investment:
Preferred stock, $1 par value, 20,000,000 shares authorized, -0- shares issued and outstanding in 2016 and 2015	—	—
Common stock, $1 par value, 350,000,000 shares authorized, 220,498,850 and 220,255,676 shares issued in 2016 and 2015, respectively	220,499	220,256
Additional paid-in capital	1,723,552	1,722,224
Treasury stock at cost, 10,329,082 and 8,742,181 shares in 2016 and 2015, respectively	(148,373)	(134,630)
Distributions in excess of cumulative net income	(132,766)	(124,435)
Total stockholders' investment	1,662,912	1,683,415
Nonredeemable noncontrolling interests	2,525	—
Total equity	1,665,437	1,683,415
Total liabilities and equity	$2,760,734	$2,595,320

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
SAME PROPERTY INFORMATION
(unaudited; in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net Income	$11,657	$53,620	$42,218	$68,774
Net operating income from unconsolidated joint ventures	6,760	6,131	20,361	18,103
Net operating loss from discontinued operations	—	—	—	(14)
Fee income	(1,945)	(1,686)	(5,968)	(5,206)
Other income	(153)	(444)	(858)	(593)
Reimbursed expenses	795	686	2,463	2,514
General and administrative expenses	4,368	2,976	17,301	12,405
Interest expense	7,710	7,673	22,457	23,219
Depreciation and amortization	31,843	32,538	96,192	103,564
Acquisition and merger costs	1,940	19	4,383	104
Other expenses	173	170	681	970
Income from unconsolidated joint ventures	(1,527)	(3,716)	(5,144)	(7,088)
Gain on sale of investment properties	—	(37,145)	(13,944)	(37,674)
Income (loss) from discontinued operations	—	(6)	—	565
Net Operating Income	$61,621	$60,816	$180,142	$179,643

Net Operating Income
Same Property	$45,908	$44,322	$134,847	$130,800
Non-Same Property	15,713	16,494	45,295	48,843
	$61,621	$60,816	$180,142	$179,643

Non-Cash Items
Straight-line rent	$3,449	$4,623	$16,694	$10,479
Non-cash income	2,097	1,526	4,518	5,613
Non-cash expense	15	—	45	(60)
	$5,561	$6,149	$21,257	$16,032
Cash Basis Net Operating Income
Same Property	42,276	40,518	124,845	118,241
Non-Same Property	13,784	14,149	34,040	45,369
	$56,060	$54,667	$158,885	$163,610

This schedule shows Same Property Net Operating Income and Cash Basis Same Property Net Operating Income and the related reconciliation to net income. Net Operating Income and Cash Basis Net Operating Income are used by industry analysts, investors, and Company management to measure operating performance of the Company's properties. Net Operating Income, which is consolidated rental property revenues less consolidated rental property operating expenses plus the Company's share of net operating income from unconsolidated joint ventures, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest, depreciation, and amortization expenses, while included in FFO and net income, do not affect the operating performance of a real estate asset. As a result, management uses only those operating income and expense items that are incurred at the property level to evaluate a property's performance. Net operating income from unconsolidated joint ventures, which joint ventures the Company does not control, is derived from the rental property revenues and rental property operating expenses at the joint ventures multiplied by the Company's ownership percentage in the joint ventures. Same Property Net Operating Income includes those office properties that have been fully operational in each of the comparable reporting periods. A fully operational property is one that has achieved 90% economic occupancy for each of the two periods presented or has been substantially complete and owned by the Company for each of the two periods presented and the preceding year. Cash Basis Same Property Net Operating Income represents Net Operating Income excluding straight-line rents, amortization of lease inducements, and amortization of acquired above and below market rents. Same Property Net Operating Income and Cash Basis Same Property Net Operating Income allow analysts, investors, and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.